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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF WORLD AIR HOLDINGS, INC.
                              AS OF MARCH 31, 2005

                                                   JURISDICTION OF INCORPORATION
NAME OF SUBSIDIARY                                        OR ORGANIZATION
------------------                                 -----------------------------
World Airways, Inc.                                          Delaware

World Airways Parts Company LLC                              Delaware

World Risk Solutions Ltd                                     Bermuda